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                                  EXHIBIT 21.01



                   SIGNIFICANT SUBSIDIARIES OF THE CORPORATION



     Name of Company                    State of Incorporation or Organization
     ---------------                    --------------------------------------
  Aristech Acrylics LLC                                Kentucky




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